As filed with the Securities and Exchange Commission on March 8, 2000
                                         Registration No. ______________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            PRE-CELL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            Colorado                                     84-0751916
   (State or Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                    Identification Number)

                             255 East Drive, Suite C
                            Melbourne, Florida 32904
                    (Address of principal executive offices)

                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full title of the Plans)

                    THOMAS E. BIDDIX, CHIEF EXECUTIVE OFFICER
                            Pre-Cell Solutions, Inc.
                            255 East Drive, Suite C,
                            Melbourne, Florida 32904
                                 (321) 308-2900
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                              DAVID S. TOBIN, Esq.
                               TOBIN & REYES, P.A.
                          7251 West Palmetto Park Road
                            Boca Raton, Florida 33433
                                 (561) 620-0656

                         CALCULATION OF REGISTRATION FEE
=========================================== ==================== ===================== ====================== ====================
                                                                   Proposed maximum      Proposed maximum
Title of Securities                            Amount to be         offering price           aggregate             Amount of
to be registered                                registered            per share           offering price       registration fee
=========================================== ==================== ===================== ====================== ====================
Common Stock issuable upon exercise of
options and other stock-based awards                  7,000,000                   .04       $280,000               $73.92
granted and outstanding under other                     100,000                   .44       $ 44,000               $11.62
employee benefit plans ("Benefit Plans")*               265,625                   .08       $ 21,250               $ 5.61
-------------------------------------------------------------------------------------- ---------------------- --------------------
                                                              TOTAL                         $345,250               $91.15
====================================================================================== ====================== ====================

_____________________
         *Represents the exercise prices payable for the _________ shares issuable upon exercise of outstanding options granted pursuant to the Benefit Plans in accordance with Rule 457(h) promulgated under the Securities Act.

                              ---------------------


         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Plan Annual Information *












         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended April 30, 1999 filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) Quarterly Reports on Form 10-Q for the quarters ended July 31, 1999, October 31, 1999, and January 31, 2000, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (c) Current Report on Form 8-K dated as of December 1, 1998, and amendment thereto on Form 8K/A, dated January 21, 2000, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (d) All other reports filed by the Registrant since April 30, 1999, with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and

         (e) The description of the Common Stock contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4. Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         (A) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses
(including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         (C) To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to in (A) and (B) of this Article X or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (D) Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         (E) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in (C) and (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized by this Article X.

         (F) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who as ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

         (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X.

         (H) The corporation shall provide its directors, officers and employees with all other indemnification rights permitted under Colorado law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.                Description

            4.1 Stock Option Agreement for the purchase of 4,00,000 shares between the Registrant and Thomas E. Biddix

            4.2            Stock Option  Agreement  for the purchase of 3,00,000
                           shares   between  the   Registrant   and  Timothy  F.
                           McWilliams

            4.3 Stock Option Agreement for the purchase of 100,000 shares between the Registrant and Tobin & Reyes, P.A.

            4.4 Consulting Agreement for the purchase of 265,625 shares between the Registrant and Harry Christenson

            5.1            Opinion of Tobin & Reyes, P.A.

           23.1            Consent of Vestal & Wiler, P.A.


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 8th day of March, 2000.

                                            PRE-CELL SOLUTIONS, INC.

                                            By: /s/ Thomas E. Biddix
                                               -------------------------------
                                               Thomas E. Biddix, Chairman of the
                                               Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Biddix his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Thomas E. Biddix      Chairman of the Board of Directors,     March 8, 2000
---------------------     Chief Executive Officer, Treasurer
Thomas E. Biddix          (and principal accounting officer)


/s/ Timothy F. McWilliams Chief Operating Officer and Director    March 8, 2000
-------------------------
Timothy F. McWilliams


/s/ Mark A. Krentzman     Director                                March 8, 2000
----------------------
Mark A. Krentzman